Terex Reports Strong Second Quarter 2024 Results

•Sales of $1.4 billion, consistent with prior year
•Income from operations of $193 million, up 22% sequentially
•Operating profit margin of 14.0%, improved 180 bps sequentially
•Earnings per share of $2.08, Adjusted EPS of $2.16
•Return on invested capital of 25.9%
•Full-year adjusted EPS outlook of $7.15 to $7.45

Norwalk, CT, July 30, 2024 -- Terex Corporation (NYSE: TEX), a global manufacturer of materials processing machinery and aerial work platforms, today announced its results for the second quarter 2024.

CEO Commentary
“The Terex team continues to perform at a high level and demonstrated strong execution in the second quarter,” said Simon Meester, Terex President and Chief Executive Officer. “The recently announced agreement to purchase Environmental Solutions Group ("ESG") strengthens our portfolio and leverages our operating system to drive sustainable, accelerated long-term growth. ESG will add a non-cyclical, financially accretive, and market-leading business to Terex's portfolio with tangible synergies in the fast-growing waste and recycling end market. The transaction is expected to close in the second half of 2024."

Second Quarter Operational and Financial Highlights
•Net sales of $1.4 billion were consistent with the second quarter of 2023. Continued strong demand for Genie products in North America was offset by lower end-market demand in Europe, primarily impacting our materials processing business.
•Income from operations was $193.1 million, or 14.0% of net sales, compared to $209.9 million, or 15.0% of net sales, during the prior year. The year-over-year change was primarily due to unfavorable mix as well as a prior year facility sale gain.
•Income from continuing operations was $140.7 million, or $2.08 per share, compared to $159.8 million, or $2.35 per share, in the second quarter of 2023. Income from continuing operations in the second quarter of 2024 included a net unfavorable impact of $4.6 million of one-time items primarily related to accelerated stock vesting / severance expense, deal related costs, and mark-to-market losses recorded on equity investments. Excluding these items, EPS was $2.16.
•Return on invested capital of 25.9% continues to significantly exceed our cost of capital.

Business Segment Review

Materials Processing
•Net sales of $498.6 million were down 14%, or $78.8 million, year-over-year, primarily driven by lower end-market demand across certain product lines and geographies as well as inventory rebalancing at our dealers.
•Income from operations was $77.0 million, or 15.4% of net sales, compared to $98.2 million, or 17.0% of net sales, in the prior year. The change was primarily due to lower sales volume and unfavorable product mix, partially offset by cost discipline.

Aerial Work Platforms
•Net sales of $881.8 million were up 6.9%, or $56.9 million, year-over-year. The increase was primarily driven by healthy demand for aerial work platforms and telehandlers in North America.
•Income from operations of $133.8 million, or 15.2% of net sales, was comparable to $133.6 million, or 16.2% of net sales, in the prior year as incremental profit achieved on higher sales volume was offset by Monterrey start-up inefficiencies and a prior year facility sale gain.

Strong Balance Sheet and Liquidity
•As of June 30, 2024, the Company had liquidity (cash and availability under our revolving line of credit) of $879 million and net leverage of 0.5x.
•Terex deployed $24 million for capital expenditures during the second quarter of 2024 to support business growth.
•Through July 29, 2024, Terex has returned $50 million to shareholders through share repurchases and dividends.

CFO Commentary
Julie Beck, Senior Vice President and Chief Financial Officer, said "We are proud of our financial results with operating margins of 14%. We expect our full-year adjusted EPS outlook to be in the range of $7.15 to $7.45, with a second year of adjusted EPS over $7.00 per share. Our strong balance sheet and expected free cash flow generation of $325 - $375 million continues to provide significant capacity to fuel our strategic growth initiatives, including the ESG acquisition, as well as return capital to shareholders."

Full-Year 2024 Outlook
(in millions, except per share data)

Terex Outlook (1)	PREVIOUS Outlook	UPDATED Outlook Adjusted
Net Sales	$5,200 - $5,400	$5,100 - $5,300
Operating Margin	12.8% - 13.1%	12.9% - 13.2%
Interest / Other Expense	~$65	~$55
Tax Rate	~22%	~21%
EPS	$6.95 - $7.35	$7.15 - $7.45
Share Count	~68	~68
Depreciation / Amortization	~$65	~$65
Free Cash Flow (2)	$325 - $375	$325 - $375
Corp & Other OP	~($85)	~($70)

Segment Outlook (1)	PREVIOUS Outlook		UPDATED Outlook Adjusted
	Net Sales	Operating Margin	Net Sales	Operating Margin
Materials Processing	$2,200 - $2,300	15.6% - 15.9%	$1,950 - $2,050	15.1% - 15.4%
Aerial Work Platforms	$3,000 - $3,100	13.5% - 13.8%	$3,150 - $3,250	13.7% - 14.0%

(1) Excludes the impact of the ESG acquisition, future acquisitions, divestitures, restructuring and other unusual items
(2) Capital expenditures, net of proceeds from sale of capital assets: ~$145 million

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Management believes that presenting these non-GAAP financial measures provide investors with additional analytical tools which are useful in evaluating our operating results and the ongoing performance of our underlying businesses because they (i) provide meaningful supplemental information regarding financial performance by excluding impact of one-time items and other items affecting comparability between periods, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our core operating performance across periods, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our financial results.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a conference call to review the financial results on Wednesday, July 31, 2024 beginning at 8:30 a.m. ET. Simon A. Meester, President and CEO, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 15 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:
•we may be unable to successfully integrate acquired businesses, including the ESG business;
•we may not realize expected benefits for any acquired businesses within the timeframe anticipated or at all;
•our operations are subject to a number of potential risks that arise from operating a multinational business, including political and economic instability and compliance with changing regulatory environments;
•changes in the availability and price of certain materials and components, which may result in supply chain disruptions;
•consolidation within our customer base and suppliers;
•our business may suffer if our equipment fails to perform as expected;
•a material disruption to one of our significant facilities;
•our business is sensitive to general economic conditions, government spending priorities and the cyclical nature of markets we serve;
•our consolidated financial results are reported in U.S. dollars while certain assets and other reported items are denominated in the currencies of other countries, creating currency exchange and translation risk;
•our need to comply with restrictive covenants contained in our debt agreements;
•our ability to generate sufficient cash flow to service our debt obligations and operate our business;
•our ability to access the capital markets to raise funds and provide liquidity;
•the financial condition of customers and their continued access to capital;
•exposure from providing credit support for some of our customers;
•we may experience losses in excess of recorded reserves;
•our industry is highly competitive and subject to pricing pressure;
•our ability to successfully implement our strategy and the actual results derived from such strategy;
•increased cybersecurity threats and more sophisticated computer crime;
•increased regulatory focus on privacy and data security issues and expanding laws;
•our ability to attract, develop, engage and retain team members;
•possible work stoppages and other labor matters;
•litigation, product liability claims and other liabilities;
•changes in import/export regulatory regimes, imposition of tariffs, escalation of global trade conflicts and unfairly traded imports, particularly from China, could continue to negatively impact our business;
•compliance with environmental regulations could be costly and failure to meet sustainability expectations or standards or achieve our sustainability goals could adversely impact our business;
•our compliance with the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;
•our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission; and
•other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in maintenance, manufacturing, energy, recycling, minerals and materials management, and construction applications. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification to parts and service support. We report our business in the following segments: (i) Materials Processing and (ii) Aerial Work Platforms.

Contact Information
Julie A. Beck
Senior Vice President & Chief Financial Officer
Email: Julie.Beck@terex.com

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023
Net sales	$1,381.7	$1,403.1	$2,674.2	$2,638.8
Cost of goods sold	(1,053.3)	(1,060.2)	(2,048.5)	(2,017.2)
Gross profit	328.4	342.9	625.7	621.6
Selling, general and administrative expenses	(135.3)	(133.0)	(274.3)	(264.0)
Income (loss) from operations	193.1	209.9	351.4	357.6
Other income (expense)
Interest income	2.0	1.1	5.6	3.1
Interest expense	(15.6)	(15.4)	(30.6)	(30.3)
Other income (expense) – net	(5.4)	(3.8)	(15.8)	(5.4)
Income (loss) from continuing operations before income taxes	174.1	191.8	310.6	325.0
(Provision for) benefit from income taxes	(33.4)	(32.0)	(61.4)	(55.3)
Income (loss) from continuing operations	140.7	159.8	249.2	269.7
Gain (loss) on disposition of discontinued operations- net of tax	—	(0.4)	—	2.3
Net income (loss)	$140.7	$159.4	$249.2	$272.0
Basic earnings (loss) per Share:
Income (loss) from continuing operations	$2.09	$2.36	$3.71	$3.98
Gain (loss) on disposition of discontinued operations – net of tax	—	—	—	0.04
Net income (loss)	$2.09	$2.36	$3.71	$4.02
Diluted earnings (loss) per Share:
Income (loss) from continuing operations	$2.08	$2.35	$3.68	$3.94
Gain (loss) on disposition of discontinued operations – net of tax	—	(0.01)	—	0.03
Net income (loss)	$2.08	$2.34	$3.68	$3.97
Weighted average number of shares outstanding in per share calculation
Basic	67.2	67.6	67.1	67.7
Diluted	67.7	68.1	67.8	68.5

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	June 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$319.3	$370.7
Other current assets	2,082.3	1,874.5
Total current assets	2,401.6	2,245.2
Non-current assets
Property, plant and equipment – net	574.5	569.8
Other non-current assets	803.4	800.5
Total non-current assets	1,377.9	1,370.3
Total assets	$3,779.5	$3,615.5

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$3.4	$2.8
Other current liabilities	1,084.5	1,116.4
Total current liabilities	1,087.9	1,119.2
Non-current liabilities
Long-term debt, less current portion	662.2	620.4
Other non-current liabilities	205.5	203.6
Total non-current liabilities	867.7	824.0
Total liabilities	1,955.6	1,943.2

Total stockholders’ equity	1,823.9	1,672.3
Total liabilities and stockholders’ equity	$3,779.5	$3,615.5

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net income (loss)	$249.2	$272.0
Depreciation and amortization	30.0	24.9
Changes in operating assets and liabilities and non-cash charges	(246.6)	(167.1)
Net cash provided by (used in) operating activities	32.6	129.8
Investing Activities
Capital expenditures	(59.2)	(39.1)
Other investing activities, net	7.9	18.1
Net cash provided by (used in) investing activities	(51.3)	(21.0)
Financing Activities
Net cash provided by (used in) financing activities	(22.4)	(119.0)
Effect of exchange rate changes on cash and cash equivalents	(10.3)	3.8
Net increase (decrease) in cash and cash equivalents	(51.4)	(6.4)
Cash and cash equivalents at beginning of period	370.7	304.1
Cash and cash equivalents at end of period	$319.3	$297.7

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q2				Year to Date
	2024		2023		2024		2023
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,381.7		$1,403.1		$2,674.2		$2,638.8
Income from operations	$193.1	14.0%	$209.9	15.0%	$351.4	13.1%	$357.6	13.6%

MP
Net sales	$498.6		$577.4		$1,018.6		$1,131.2
Income from operations	$77.0	15.4%	$98.2	17.0%	$149.1	14.6%	$183.5	16.2%

AWP
Net sales	$881.8		$824.9		$1,654.5		$1,510.8
Income from operations	$133.8	15.2%	$133.6	16.2%	$241.1	14.6%	$216.7	14.3%

Corp and Other / Eliminations
Net sales	$1.3		$0.8		$1.1		$(3.2)
Loss from operations	$(17.7)	*	$(21.9)	*	$(38.8)	*	$(42.6)	*
* Not a meaningful percentage

GLOSSARY

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended June 30, 2024, unless otherwise indicated.

2024 Outlook
The Company's 2024 outlook for earnings per share is a non-GAAP financial measure because it excludes the impact of the ESG acquisition, potential future acquisitions, divestitures, restructuring, and other unusual items. The Company is not able to reconcile this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company's full-year 2024 GAAP financial results. This forward looking information provides guidance to investors about the Company's EPS expectations excluding unusual items that the Company does not believe is reflective of its ongoing operations.

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities less Capital expenditures, net of proceeds from sale of capital assets. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

Year Ending December 31, 2024 Outlook
Net cash provided by (used in) operating activities	$495.0
Capital expenditures, net of proceeds from sale of capital assets	(145.0)
Free cash flow (use)	$350.0

Note: 2024 Outlook free cash flow represents the mid-point of the range

Net Leverage
The Company calculates a non-GAAP measure of net leverage. The Company defines net leverage as Net Debt divided by last twelve months (LTM) EBITDA . The Company believes that this measure reflects its ability to cover its net debt obligations with results from core operations. Amounts described below are reported in millions, except net leverage.

June 30, 2024
Net Debt	$346.3
Divided by: LTM EBITDA	689.7
Net Leverage	0.5x

Debt & Net Debt
Debt is calculated using the Condensed Consolidated Balance Sheet amounts for Current portion of long-term debt plus Long-term debt, less current portion plus debt from liabilities held for sale. Net Debt is calculated as Debt less Cash and cash equivalents, including amounts in assets held for sale. These measures aid in the evaluation of the Company’s financial condition.

June 30, 2024
Long-term debt, less current portion	$662.2
Current portion of long-term debt	3.4
Debt	665.6
Less: Cash and cash equivalents	(319.3)
Net Debt	$346.3

EBITDA
EBITDA is defined as earnings, before interest, other non-operating income (loss), income (loss) attributable to non-controlling interest, taxes, depreciation and amortization. The Company calculates this by subtracting the following items from Net income (loss): (Gain) loss on disposition of discontinued operations- net of tax; and (Income) loss from discontinued operations – net of tax. Then adds the Provision for (benefit from) income taxes; Interest & Other (Income) Expense; the Depreciation and Amortization amounts reported in the Consolidated Statement of Cash Flows less amortization of debt issuance costs that are recorded in Interest expense.

The Company believes that disclosure of EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on its ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

LTM Ended June 30, 2024
Net income (loss)	$495.3
(Gain) loss on disposition of discontinued operations - net of tax	1.0
Income (loss) from continuing operations	496.3
Provision for (benefit from) income taxes	69.0
Interest & Other (Income) Expense	65.0
Income (loss) from operations	630.3
Depreciation	57.0
Amortization	4.4
Non-Cash Interest Costs	(2.0)
EBITDA	$689.7

ROIC
ROIC and other Non-GAAP Measures (as calculated below) assist in showing how effectively we utilize capital invested in our operations. ROIC is determined by dividing the sum of NOPAT for each of the previous four quarters by the average of Debt less Cash and cash equivalents plus Stockholders’ equity for the previous five quarters. NOPAT for each quarter is calculated by multiplying Income (loss) from operations by one minus the annualized effective tax rate as adjusted. Debt is calculated using amounts for Current portion of long-term debt plus Long-term debt, less current portion. We calculate ROIC using the last four quarters’ NOPAT as this represents the most recent 12-month period at any given point of determination. In order for the denominator of the ROIC ratio to properly match the operational period reflected in the numerator, we include the average of five quarters’ ending balance sheet amounts so that the denominator includes the average of the opening through ending balances (on a quarterly basis) thereby providing, over the same time period as the numerator, four quarters of average invested capital.

In the calculation of ROIC, we adjust the annualized effective tax rate to reflect management’s expectation of the full-year effective tax rate and amortize the one-time tax benefit derived from recording of a deferred tax asset in relation to our Swiss operations in 2023 to create a measure that is more useful to understanding our operating results and the ongoing performance of our underlying business as shown in the tables below. Our management and Board of Directors use ROIC as one measure to assess operational performance, including in connection with certain compensation programs. We use ROIC as a metric because we believe it measures how effectively we invest our capital and provides a better measure to compare ourselves to peer companies to assist in assessing how we drive operational improvement. We believe ROIC measures return on the amount of capital invested in our businesses and is an accurate and descriptive measure of our performance. We also believe adding Debt less Cash and cash equivalents to Stockholders’ equity provides a better comparison across similar businesses regarding total capitalization, and ROIC highlights the level of value creation as a percentage of capital invested. As the tables below show, our ROIC at June 30, 2024 was 25.9%.

Q2 2024

Amounts described below are reported in millions, except for the annualized effective tax rate as adjusted. Amounts are as of and for the three months ended for the periods referenced in the tables below.

	Jun '24	Mar '24	Dec '23	Sep '23	Jun '23
Annualized effective tax rate as adjusted(1)	19.1%	19.1%	18.2%	18.2%
Income (loss) from operations	$193.1	$158.3	$115.7	$163.2
Multiplied by: 1 minus annualized effective tax rate	80.9%	80.9%	81.8%	81.8%
Net operating income (loss) after tax	$156.2	$128.1	$94.6	$133.5
Debt	$665.6	$724.1	$623.2	$708.7	$736.7
Less: Cash and cash equivalents	(319.3)	(364.9)	(370.7)	(352.3)	(297.7)
Debt less Cash and cash equivalents	346.3	359.2	252.5	356.4	439.0
Stockholders’ equity	1,823.9	1,731.9	1,672.3	1,496.2	1,432.2
Debt less Cash and cash equivalents plus Stockholders’ equity	$2,170.2	$2,091.1	$1,924.8	$1,852.6	$1,871.2

(1) The annualized effective tax rate for each 2023 period represents the adjusted full-year 2023 effective tax rate.

June 30, 2024 ROIC	25.9%
NOPAT as adjusted (last 4 quarters)	$512.4
Average Debt less Cash and cash equivalents plus Stockholders’ equity (5 quarters)	$1,982.0

Six Months Ended June 30, 2024	Income (loss) from continuing operations before income taxes	(Provision for) benefit from income taxes	Income tax rate
Reconciliation of annualized effective tax rate:
As reported	$310.6	$(61.4)	19.8%
Effect of adjustments:
Tax related to full-year effective tax rate expectation	—	(3.7)
Tax related to Swiss deferred tax asset	—	5.8
As adjusted	$310.6	$(59.3)	19.1%

GAAP to Non-GAAP Reconciliation: Q2 2024

	Q2 2024 GAAP	Accelerated Vesting / Severance	Deal Related	Mark-to-Market	Q2 2024 Adjusted (non-GAAP)
Net Sales	$1,381.7	–	–	–	$1,381.7
Gross Profit	328.4	0.2	–	–	328.6
% of Sales	23.8%				23.8%
SG&A	(135.3)	2.0	–	–	(133.3)
% of Sales	(9.8%)				(9.6%)
Income (Loss) from Operations	193.1	2.2	–	–	195.3
Operating Margin	14.0%				14.1%
Net Interest (Expense)	(13.6)	–	–	–	(13.6)
Other (Expense)	(5.4)	–	2.3	1.4	(1.7)
Income (Loss) from Cont. Ops. Before Taxes	174.1	2.2	2.3	1.4	180.0
Benefit from (Provision for) Income Taxes	(33.4)	(0.5)	(0.5)	(0.3)	(34.7)
Effective Tax Rate	(19.2%)				(19.3%)
Income (Loss) from Continuing Operations	$140.7	1.7	1.8	1.1	$145.3
Earnings (Loss) per Share	$2.08	0.03	0.03	0.02	$2.16

GAAP to Non-GAAP Reconciliation: YTD Q2 2024

	YTD Q2 2024 GAAP	Accelerated Vesting / Severance	Deal Related	Mark-to-Market	YTD Q2 2024 Adjusted (non-GAAP)
Net Sales	$2,674.2	–	–	–	$2,674.2
Gross Profit	625.7	0.2	–	–	625.9
% of Sales	23.4%				23.4%
SG&A	(274.3)	6.2	–	–	(268.1)
% of Sales	(10.3%)				(10.0%)
Income (Loss) from Operations	351.4	6.4	–	–	357.8
Operating Margin	13.1%				13.4%
Net Interest (Expense)	(25.0)	–	–	–	(25.0)
Other (Expense)	(15.8)	–	2.3	8.8	(4.7)
Income (Loss) from Cont. Ops. Before Taxes	310.6	6.4	2.3	8.8	328.1
Benefit from (Provision for) Income Taxes	(61.4)	(1.0)	(0.5)	(2.1)	(65.0)
Effective Tax Rate	(19.8%)				(19.8%)
Income (Loss) from Continuing Operations	$249.2	5.4	1.8	6.7	$263.1
Earnings (Loss) per Share	$3.68	0.08	0.03	0.10	$3.89